Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Vivakor, Inc.

Convertible Promissory Note

Issuance Date: [_________], 2025	Original Principal Amount:	$[_______]
Note No. VIVK-IC-[__]	Purchase Price:	$[________]

FOR VALUE RECEIVED, Vivakor, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of [______________], a [______________] limited partnership, or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Note is being issued pursuant to that certain Securities Purchase Agreement by and between the Company and the Holder dated May 13, 2025 (the “SPA”). Any terms not defined herein shall have the meaning set forth in the SPA.

The Original Principal Amount is $[________] ([____________] Thousand dollars) plus accrued and unpaid interest and any other fees. The Purchase Price is $[_________] (One Hundred Thousand dollars) payable by wire transfer (there exists an $[_______] original issue discount (the “OID”). The Holder shall pay the Purchase Price upon closing of this Note (the “Closing”).

(1) GENERAL TERMS

(a) Payment of Principal. The “Maturity Date” shall be twelve months from the Closing, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

(b) Interest. A one-time interest charge of ten percent (10%) (“Interest Rate”) shall be applied on the Issuance Date to the Original Principal Amount at closing. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash or converted into Common Stock at the Conversion Price provided the Equity Conditions are satisfied. For the avoidance of doubt this means that a one-time interest payment of $[________] is payable on or before the Maturity Date.

(c) Security. This Note shall not be secured by any collateral or any assets of the Company.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder);

(ii) A Conversion Failure as defined in section 3(b)(ii)

(iii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv) The Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created; and

(v) Subject to a cure period of fifteen (15) days, the Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities and Exchange Commission.

(vi) Subject to Nasdaq rules, the Company shall fail to reserve and keep available out of its authorized Common Stock a number of shares equal to at least the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note.

(b) Upon the occurrence of any Event of Default that has not been cured within five calendar days from the date of the Event of Default (a “Cure Failure”), the Interest Rate shall immediately increase to the lesser of (i) 24% and (ii) the maximum interest rate allowed by law (the “Default Effect”). The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

(3) CONVERSION OF NOTE. The Holder shall have the right, but not the obligation, to convert the Outstanding Balance into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. The Holder shall have the right, on any calendar day, at any time to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note.

(i) “Conversion Amount” means the portion of the Original Principal Amount and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

(ii) “Conversion Price” shall be equal to a eighty percent (80%) of the lower of (a) the closing price of the Company’s common stock as traded on either the Nasdaq or the New York Stock Exchange or the NYSE Amex Exchange (as applicable) on the trading day immediately prior to the date a notice of conversion is submitted in writing to the Company under the Note (each a “Notice Date”), or (b) the average of the four lowest VWAPS over the twenty (20) trading days prior to the applicable Notice Date. In the event, after the Closing, the Company issues any security (whether issued before or after the Closing) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder (for the avoidance of doubt this clause will apply to any conversion or issuance of any stock for any debt or convertible instrument issued before the issue date of this Note). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. This right does not apply to maturity dates, future voting rights, board seats, or automatic downward adjustments to existing security instruments.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Company’s Failure to Timely Convert. If within two (2) Trading Days after the Company’s receipt of the facsimile or email copy of a Conversion Notice the Company shall fail to issue and deliver to Holder via “DWAC/FAST” electronic transfer the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), the Original Principal Amount of the Note shall increase by $500 per day until the Company issues and delivers a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (under Holder’s and Company’s expectation that any damages will tack back to the Issuance Date). Company will not be subject to any penalties once its transfer agent processes the shares to the DWAC system. If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Company (under Holder’s and Company’s expectations that any returned conversion amounts will tack back to the original date of the Note).

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions or Trading.

(i) Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest (which may be increased to 9.9% upon 61 days prior written notice). Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% (or 9.9%, respectively) of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note.

(ii) Exchange Cap. Notwithstanding anything in this Note to the contrary, and in addition to the limitations set forth herein, if the Company has not obtained Shareholder Approval, the Company shall not issue a number of shares of Common Stock under this Note that would exceed 19.99% of the shares of Common Stock outstanding as of the date of the Note (the “Conversion Limitation”). For purposes of this section, “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) from the shareholders of the Company with respect to the issuance of the shares under this Note that, when taken together with any other securities that are required to be aggregated with the issuance of the shares issued under this Agreement for purposes of Section 713, would exceed 19.99% of the issued and outstanding common stock as of the date of definitive agreement with respect to the first of such aggregated transactions. “Principal Market” means the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the NYSE American Stock Exchange, or the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, and all rules and regulations relating to such exchange.

(iii) Capitalization. So long as this as this Note is outstanding, upon written request of the Holder, the Company shall furnish to the Holder the then-current number of common shares issued and outstanding, the then-current number of common shares authorized, and the then-current number of shares reserved for third parties.

(d) Other Provisions.

(i) Share Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within 3 (three) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of shares of Common Stock is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement. The Company will at all times reserve at least shares equal to the Original Principal Amount divided by $0.70 for purposes of converting the total value of the Note, which shall be increased proportionately in the event the closing price of the Company’s Common Stock decreases below $1.00).

(ii) Prepayment. The Company may prepay this Note at any time prior to the Maturity Date at 110% of the outstanding principal and interest being prepaid, unless a Conversion Notice has been sent to the Company, in which case the prepayment may not include the Conversion Amount.

(iii) Payments. At the Holder’s option, the Company shall be obligated to pay a minimum of 10% of any proceeds received pursuant to any equity line of credit towards the principal and interest of this Note (at the prepayment rate). Payment shall be made within seven (7) calendar days of the Company’s receipt of proceeds.

(iv) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4) Terms of Future Financings. Except for Section 3(c)(ii), so long as this Note is outstanding, upon the Company issuing any security (whether issued before or after the Closing) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder (for the avoidance of doubt this clause will apply to any conversion or issuance of any stock for any debt or convertible instrument issued before the issue date of this Note). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. This right does not apply to maturity dates, future voting rights, board seats, or automatic downward adjustments to existing security instruments.

(5) Registration of Reserve Shares. The Holder will rely on an exemption from registration under Rule 144 for reserve shares in the event of a default of this Note. Assuming the Holder’s reliance on Rule 144 is valid, the Company will not object to such exemption from registration and will provide the necessary conformations to the Company’s transfer agent if required.

(a) Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(6) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

Vivakor, Inc.

ATT: James Ballengee, CEO

5220 Spring Valley Road, Suite 500

Dallas, TX 75242

Email: jballengee@vivakor.com

If to the Holder:

[_______________]

Attn. [_______________]

[________________]

[________________]

Email: [_______________]

(7) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(8) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(9) LIQUIDATED DAMAGES. Holder and Company agree that in the event Company fails to comply with any of the terms or provisions of this Note, Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Holder and Company agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Holder’s and Company’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

Vivakor, Inc.
a Nevada corporation

By:
Name:	James Ballengee
Title:	Chief Executive Officer

HOLDER:

[___________________]
a [____________________]

By:
	Name:	[___________________]
	Title:	[___________________]

[Signature Page to Note No. VIVK-IC-[__]]

EXHIBIT A

FORM OF CONVERSION NOTICE

[Company Contact, Position]

[Company Name]

[Company Address]

[Contact Email Address}

The undersigned hereby elects to convert a portion of the $________ Convertible Note _______ issued to __________ on ____________ into Shares of Common Stock of ____________ according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 4.99% of the common stock outstanding.

Date of Conversion:

Conversion Amount:

Conversion Price:

Shares to be Delivered:

Shares delivered in name of:

Signature:

A-1